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Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

        The certification set forth below is submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 906 of the Sarbanes-Oxley Act of 2002.

        Robert R. Bishop, the Chief Executive Officer and Jeffrey V. Zellmer, the Chief Financial Officer of Silicon Graphics, Inc. (the "Company"), each certifies that:

  1.
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT R. BISHOP Robert R. Bishop Chairman and Chief Executive Officer
/s/ JEFFREY V. ZELLMER Jeffrey V. Zellmer Chief Financial Officer

Dated: September 8, 2004

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)